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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549



FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934



Date of Report:  February 15, 1996






THE DIAL CORP
(Exact name of registrant as specified in its charter)




            DELAWARE                     001-11015         36-1169950
(State or other jurisdiction of         (Commission      (I.R.S. Employer
incorporation or organization)          File Number)     Identification No.)


DIAL TOWER, PHOENIX, ARIZONA                                     85077
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (602) 207-4000

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Item 5.     Other Events.

       On February 15, 1996, The Dial Corp ("Dial") announced that its Board of Directors had approved a proposal for a strategic restructuring which would separate Dial's consumer products and services businesses into two publicly traded companies.

       The proposed restructuring plan, which was approved in principle, is subject to final approval by the Board of Directors and to certain conditions, including the receipt of a ruling from the Internal Revenue Service that the proposed transaction is tax-free and confirmation that each of the two resulting companies will retain investment-grade credit ratings. The separation is expected to be completed by year end.


Item 7.     Financial Statements and Exhibits.

          (c)  Exhibits.

               (99)  Press Release





                                      SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE DIAL CORP
                                           By: s/ Richard C. Stephan
                                              ---------------------
                                              Richard C. Stephan
                                              Vice President-Controller

DATE:     February 21, 1996